UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2013

SOTHERLY HOTELS INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32379	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MHI Hospitality Corporation

(Former Name)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 28, 2013, Hampton Hotel Associates LLC (the “Borrower”) and MHI Hospitality, L.P., both affiliates of Sotherly Hotels Inc. (the “Company”), entered into a Fourth Amendment to Commitment Letter to extend the maturity date (the “Extension”) of the approximate $7,064,625.00 mortgage (the “Mortgage Loan”) on the Crowne Plaza Hampton Marina hotel property (the “Property”) with TowneBank (the “Lender”), from June 30, 2013 to June 30, 2014 (the “Extension Period”), with an option to renew for an additional 12 months subject to certain criteria.

During the Extension Period, and pursuant to the loan documents:

•	the interest rate applicable to the Mortgage Loan will be 4.55% over LIBOR with an interest rate floor of 5.00%; and

•	Borrower will pay to Lender monthly interest payments plus monthly principal payments of $16,000.

In order to effect the Extension, and pursuant to the loan documents:

•	Borrower paid to Lender an extension fee of approximately $30,000; and

•	Borrower made a principal payment to Lender of $1,064,625 on June 28, 2013.

In order to qualify for the additional 12 month renewal option, and pursuant to the loan documents, the Property must meet a minimum debt service coverage ratio of 1.10:1 as defined in the loan documents.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2013

SOTHERLY HOTELS INC.

By:	/s/ Andrew M. Sims
Andrew M. Sims Chief Executive Officer

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